Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information, Contact:

October 3, 2013	Jim Drewitz, Investor Relations
830-669-2466

ART’S WAY MANUFACTURING CLOSES

ACQUISITION OF OHIO METAL WORKING

PRODUCTS COMPANY

ARMSTRONG, IOWA, October 3, 2013 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a diversified international manufacturer of equipment serving agricultural, research and water treatment needs, is pleased to announced they have closed the acquisition of the assets of Ohio Metal Working Products Company.

As previously announced on September 23, 2013, Ohio Metal Working Products Company was to sell to Art’s Way Manufacturing Co., Inc. the operating assets of Ohio Metal Working Products Company, doing business as American Carbide Tool Company http://www.americancarbidetool.com. Ohio Metal Working Products Company is the largest domestic manufacturer and distributor of standard single point brazed carbide tipped tools. They also provide PCD (polycrystalline diamond) and CBN (cubic boron nitride) inserts and tools. They have over 50 years of tool making experience.

The total purchase price was approximately $3,172,000, and the purchased assets include fixed assets, real estate, inventory and intangible assets. A new wholly-owned subsidiary of Art’s Way was formed, Ohio Metal Working Products/Art’s-Way, Inc. Our new facility is located at 3620 Progress Street NE, Canton, Ohio. The acquisition was financed through Art’s Way’s existing line of credit with US Bank.

J. Ward McConnell Jr., Chairman of the Board of Directors said, “We are pleased to complete this valuable acquisition. The Company’s growth strategy has been and continues to be to assemble a portfolio of smaller companies that will be key components of our strategic long-term business plan, which we believe will strengthen the Company’s balance sheet and increase our ability to deliver greater shareholder value.”

About Art’s Way Manufacturing Co., Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, dump trailers, snow blowers, round hay balers, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as pressurized tanks and vessels, modular animal confinement buildings and laboratories, and specialty tools and inserts. After-market service parts are also an important part of the Company's business. The Company has three reporting segments: agricultural products; pressurized tanks and vessels; modular buildings; and tools.

For More Information, Contact: Jim Drewitz, Investor Relations

830-669-2466

jim@jdcreativeoptions.com

www.creativeoptionsmarketing.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including: (i) our expectations regarding the benefits of acquiring Ohio Metal Working Products Company; and (ii) our expectations regarding our growth strategy and the delivery of shareholder value, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to, delays in incorporating the business of Ohio Metal Working Products Company; quarterly fluctuations in results; customer demand for our products, including those of Ohio Metal Working Products Company; domestic and international economic conditions; factors affecting the strength of the agricultural sector; the cost of raw materials; the management of growth; the availability of investment opportunities; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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